Exhibit 99.1

                                                         Contact:
                                                         Susan Hickey
                                                         NetRatings, Inc.
                                                         212-703-5909
                                                         shickey@netratings.com


            NETRATINGS ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

     New York, May 5, 2005 - NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced financial results for the first quarter ended March 31, 2005.

     NetRatings reported revenues of $16.4 million for the first quarter of 2005, a 24 percent increase over revenues of $13.3 million in the first quarter of 2004.

     Net loss for the first quarter of 2005 was $1.6 million, or $0.05 per share, on approximately 35.8 million shares. This compares with a net loss of $6.5 million, or $0.19 per share, in the first quarter of 2004, on approximately
34.1 million shares.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a first quarter 2005 loss of $900,000, or $0.03 per share. This compares with an EBITDA loss in the first quarter of 2004 of $3.1 million, or $0.09 per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

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
     "NetRatings entered 2005 with strong momentum, and delivered impressive organic revenue growth and solid client metrics during the first quarter," said William Pulver, president and CEO, NetRatings. "We reported an 81 percent global renewal rate for the first quarter of 2005, up from 76 percent during the first quarter of 2004, and signed or renewed contracts with leading companies including Avenue A, Eyeblaster, Hertz, iVillage, Universal Music Group, The Wall Street Journal, The Weather Channel and Weight Watchers. Our product portfolio is in terrific shape to meet the needs of the marketplace; clients and prospects have been receptive to our new market research product offering; and we have signed our first significant market research contracts based on MegaPanel(R) data. Looking forward, we will continue to balance sensible investments with our objective of reaching run-rate operating profitability during the second half of 2005."

Guidance

For the second quarter ending June 30, 2005, NetRatings is projecting the following:

     -    Revenue is expected to be between $16.8 million and $17.2 million
     - Net loss per share on a GAAP basis is expected to be between $0.06 and $0.08
     -    EBITDA loss per share is expected to be between $0.02 and $0.04

NetRatings is updating full year 2005 guidance, and now projects the following:

     -    Revenue is expected to be between $70 million and $74 million
     - Net loss per share on a GAAP basis is expected to be between $0.22 and $0.28
     -    EBITDA loss per share is expected to be between $0.08 and $0.14

The improvement in the net loss per share guidance for the year is primarily due to a decrease in the estimated expense related to stock-based compensation of $5 million, or $0.14 per share.

First Quarter 2005 Conference Call
Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its first quarter 2005 results and outlook. The company welcomes all members of the financial and media communities to visit http://www.netratings.com/financial_results.htm to listen to the conference call via live Webcast.

About NetRatings
NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

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
Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2004 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)


                                                                           Three Months Ended
                                                                                March 31,
                                                                    2005                    2004
                                                              ------------------      ------------------
                                                                  unaudited               unaudited

Revenue                                                               $  16,433               $  13,266

Cost of revenue                                                           5,568                   5,904
                                                              ------------------      ------------------
Gross profit                                                             10,865                   7,362
                                                              ------------------      ------------------

Operating expenses:
                Research and development                                  3,055                   3,108
                Sales and marketing                                       6,386                   5,235
                General and administrative                                2,998                   3,363
                Restructuring expenses                                        -                    (525)
                Amortization of intangibles                                 823                   1,154
                Amortization of stock-based compensation                      -                   2,276
                                                              ------------------      ------------------
                          Total operating expenses                       13,262                  14,611
                                                              ------------------      ------------------

Loss from operations:                                                    (2,397)                 (7,249)

Equity in earnings of joint ventures                                         56                      20
Interest income, net                                                        917                     781
Minority interest in gains of
consolidated subsidiaries                                                  (205)                    (42)
                                                              ------------------      ------------------
Net loss                                                              $  (1,629)              $  (6,490)
                                                              ==================      ==================

Basic and diluted net loss
per common share                                                      $   (0.05)              $   (0.19)
                                                              ==================      ==================

Shares used to compute basic and diluted
net loss and EBITDA net loss per common share                            35,775                  34,058
                                                              ==================      ==================

EBITDA (1)

Net loss                                                              $  (1,629)              $  (6,490)
Less:
Interest income, net                                                       (917)                   (781)
Depreciation                                                                818                     739
Amortization of intangibles                                                 823                   1,154
Amortization of stock-based compensation                                      -                   2,276
                                                              ------------------      ------------------
EBITDA                                                                $    (905)              $  (3,102)
                                                              ------------------      ------------------

EBITDA loss per common share                                          $   (0.03)              $   (0.09)
                                                              ==================      ==================

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(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.


Reconciliation of net loss per share to EBITDA per share for second quarter and full year 2005 guidance

                                                                       Three months ending              Year ending
                                                                          June 30, 2005                Dec. 31, 2005
                                                                       -------------------             -------------
Net loss                                                             $ (0.08)     $ (0.06)        $  (0.28)      $  (0.22)
Less:
     Interest income, net                                              (0.02)       (0.02)           (0.10)         (0.10)
     Depreciation                                                       0.02         0.02             0.10           0.10
     Amortization of intangibles                                        0.02         0.02             0.08           0.08
     Amortization of stock-based compensation                           0.02         0.02             0.06           0.06
                                                              ----------------------------- -------------------------------
EBITDA loss per share guidance range                                 $ (0.04)     $ (0.02)        $  (0.14)      $  (0.08)
                                                              ============================= ===============================


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NetRatings, Inc.
Balance Sheets
(in thousands)

                                                              March 31,                December 31,
                                                                2005                       2004
                                                              ---------                ------------
                                                              unaudited

ASSETS

Current assets
Cash, cash equivalents & short term investments                  $   195,747               $   197,602
Accounts receivable                                                   14,689                    13,679
Other current assets                                                   5,312                     5,146
                                                          -------------------      --------------------
     Total current assets                                            215,748                   216,427

Property and equipment                                                 6,492                     5,977
Intangibles                                                           15,216                    16,039
Goodwill                                                              76,963                    74,897
Other assets                                                           1,218                     1,117
                                                          -------------------      --------------------
     Total assets                                                $   315,637               $   314,457
                                                          ===================      ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable & accrued expenses                               $   19,718                $   20,612
Deferred revenue                                                      13,367                    11,435
Restructuring liabilities                                                587                       625
                                                          -------------------      --------------------
     Total current liabilities                                        33,672                    32,672

Restructuring liabilities, less current portion                          716                       799
                                                          -------------------      --------------------
     Total liabilities                                                34,388                    33,471

Minority interest                                                        753                       548

Stockholders' equity                                                 280,496                   280,438
                                                          -------------------      --------------------
     Total liabilities and stockholders' equity                  $   315,637                $  314,457
                                                          ===================      ====================


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